WILLIAMS

Computershare

Rights Agent: Computershare Trust Company, N.A.
150 Royall Street, Suite V
Canton, Massachusetts 02021
Information Agent: Georgeson LLC
Banks, brokers and shareholders call toll-free: (888) 666-2580
www.computershare.com

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DESIGNATION (IF ANY)
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C 1234567890 JNT

Primary Subscription Rights 12345678901234

WILLIAMS INDUSTRIAL SERVICES GROUP INC. SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING ("RIGHTS OFFERING") EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON <DATE>, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

Williams Industrial Services Group Inc. (the "Company") has distributed to each holder of its common stock, par value $0.01, owned as of record (each an "Eligible Holder") at <TIME> on <DATE> (the "Record Date"), at no charge, one (1) non-transferable right (the "Rights"), for each share of common stock held as of the Record Date, to purchase <NUMBER> of a share of common stock of the Company at a subscription price of <$AMOUNT> per whole share (the "Subscription Price"). An Eligible Holder who fully exercises its basic subscription Rights is entitled to exercise an over-subscription privilege to purchase, for the Subscription Price, additional shares of common stock that remain unsubscribed at the Expiration Date (up to a cap of 300% of the shares of common stock held by the Eligible Holder on the Record Date) (the "Over-Subscription Privilege"), subject to proration. The terms and conditions of the Rights Offering are set forth in the Company's Prospectus dated <DATE> (as it may be amended or supplemented, the "Prospectus"), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Rights, and is entitled to exercise the basic Rights for the number of shares of common stock, shown on this Rights Certificate.

THE RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable. The Rights will not be listed on any securities exchange or quoted on any automated quotation system.

SUBSCRIPTION PRICE

The Subscription Price for the basic Rights and the Over-Subscription Privilege is <$AMOUNT> per whole share. The Company will not issue fractional shares or cash in lieu in the Rights Offering. If the number of Rights an Eligible Holder exercises would otherwise permit such Eligible Holder to purchase a fraction of a share, the number of shares such Eligible Holder may purchase will be rounded down to the nearest whole share.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. RIGHTS HOLDERS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND CONSULT THEIR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE EXERCISING THEIR RIGHTS.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

036ARC

. You must timely pay the full Subscription Price for the full number of shares you wish to acquire pursuant to the basic subscription Right and the Over-Subscription Privilege. Shares subscribed for pursuant to the Over-Subscription Privilege are subject to proration, as described in the Prospectus. If you are the record holder, you must deliver payment to the Subscription Agent via personal check drawn upon a U.S. bank; please reference your Rights Certificate control number on your check or Notice of Guaranteed Delivery. If your shares are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance with the instructions provided by such nominee. Payments of the Subscription Price for the common stock will be held in an escrow account until five (5) business days following the Expiration Date, unless the Company withdraws or terminates the Rights Offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason. (no. of basic subscription Rights) pursuant to the basic subscription Right (no. of new shares) (per share) (no. of additional shares) (per share) Over-Subscription Privilege* (no. of new shares) (per share) * You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription Right. Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021 DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Rights Certificate and Rights Offering may be directed to Georgeson LLC, toll free at (888) 666-2580. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1:OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: I apply for ALL of my entitlement of new sharesx <XXX> = x <$AMOUNT> =$ EXAMPLE: If you own 1,000 shares of common stock, your basic subscription Right permits the purchase of XXX shares. [1,000 purchase Rights / XXX = XXX with fractional shares rounded down to the nearest whole number.] In addition, I apply for additional shares pursuant to thex <$AMOUNT> =$ IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF BASIC SUBSCRIPTION RIGHTS: I apply forx <$AMOUNT> =$ Amount of check or money order enclosed$ IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing. SECTION 2:SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription Rights and the Over-Subscription Privilege in the Rights Offering. Signature of Subscriber(s) (and address if different than that listed on this Rights Certificate) Telephone number (including area code)